UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Florida	0-20979	59-0712746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Grade Lane, Louisville, Kentucky 40213
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, $0.0033 par value	IDSA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2019, in connection with the consummation of the asset sale (the “Transaction”) and in accordance with the Asset Purchase Agreement (the “Purchase Agreement”) dated as of August 16, 2019, by and between the Industrial Services of America, Inc. (the “Company”) and its subsidiaries, and River Metals Recycling LLC (“River Metals”) and its parent company, The David J. Joseph Company, the Company filed Articles of Amendment for the purpose of amending its Articles of Incorporation to change the name of the Company from Industrial Services of America, Inc. to Recycling Asset Holdings, Inc. (the “Name Change Amendment”), effective December 27, 2019. The Company’s shareholders approved the Name Change Amendment at the annual meeting of the shareholders held on November 20, 2019. The full text of the Name Change Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
3.1	Amendments to Articles of Incorporation filed with the Florida Department of State Division of Corporations and effective as of December 27, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

	By:	/s/ Todd L. Phillips
Todd L. Phillips
Date: December 30, 2019		President, Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Description
3.1	Amendments to Articles of Incorporation filed with the Florida Department of State Division of Corporations and effective as of December 27, 2019.